Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173327) and in the Registration Statement on Form F-3 (No. 333-191325) of Adecoagro S.A. of our report dated April 27, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PRICE WATERHOUSE & CO. S.R.L.

by /s/ Marcelo de Nicola (Partner)

Marcelo de Nicola

Buenos Aires, Argentina

April 27, 2016